Exhibit 10.1

              Executive Compensation Plan for John Dean Harper

                           EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the "Agreement") between Absolute Glass Protection, Inc., a Nevada corporation ("the Company") and John Dean Harper (the "Executive"), dated as of this 14th day of November, 2003 (the "Effective Date").

                                   RECITALS

A. The Company desires to employ Executive as the President of the Company and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

B. The Company also wishes to nominate the Executive to serve as the Chairman of the Company's Board of Directors ("Board") and the Executive is willing to accept such nomination; and

C. References to the Company throughout this Agreement shall include the Company and all of its affiliates.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties agree as follows:


1. Term.

Subject to the provisions for termination hereinafter provided, the initial term of this Agreement shall commence on October 1, 2003 and terminate on September 30, 2004, for a period one (1) year, unless terminated by the Company by delivery of written notice to the Employee not later than ninety
(90) days prior to the date for termination as indicated in said notice. This Employment Agreement will automatically renew for an additional term, unless terminated or renegotiated.

2. Compensation and Performance Review

(a) Annual Base Salary. During the Term, the Executive shall receive a base salary at the rate of $60,000 per annum (the "Annual Base Salary"), which shall be paid in monthly increments. The Executive shall be eligible for periodic salary increases, but not decreases, as determined in the sole discretion of the Executive Compensation Committee of the Board (the "Committee"). Unless increased by the Committee in its sole discretion, the Annual Base Salary shall apply for each year during the Term. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.


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(b) Signing Bonus. Upon execution of this Agreement, the Executive shall receive 1,500,000 restricted shares of Common Stock of the Company. In exchange for this signing bonus, the Executive agrees to contribute his preferred shares to the Company's treasury. Added incentive compensation includes: 1) the issuance of 1,000,000 shares upon the start-up and significant sales of an International Division and/or subsidiary for the promotion of the Company's products, dealerships, and services. 2) the issuance of 1,000,000 shares if the Company's market cap exceeds $20 million for a period of 30 consecutive days.

3. Duties.

Employee is engaged as the President of the Company. In such capacities, the President shall generally supervise and control all the business and affairs of the corporation. The President shall preside at all meetings of stockholders and of directors. He shall sign with the Secretary, Certificates for share of Common Stock. The President shall also sign deeds, mortgages, bonds, financial certifications, contracts of any other instrument which the directors have authorized to be executed by the President. The President shall be responsible for the Corporate Books, unless this is delegated to another officer. The President in general shall perform all the duties incident to the office of President and such other during as may be prescribed by he directors from time to time.

4. Best Efforts of Employee.

The Employee shall devote his best efforts to the business of the Company and to all of the duties that may be required by the terms of this Agreement to the reasonable satisfaction of the Company. The Employee shall at all times faithfully, with diligence and to the best of his ability, experience and talents, perform all the duties that may be required of and from him pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company. Such services shall be rendered at such other place or places as the Company shall in good faith require or as the interest, needs, business or opportunity of the Company shall require. The Employee agrees not to engage in any employment or consulting work or any trade or business for his account or for or on behalf of any other person, firm or corporation, which would conflict with the operations of the Company's business, unless the Employee obtains prior written consent from the Board of Directors of the Company.

5. Working Facilities.

The Employee shall be furnished with all such facilities and services suitable to his position and adequate for the performance of his duties.

6. Expenses.

The Employee is authorized to incur reasonable expenses for promoting the business of the Company, including his out-of-pocket expenses for entertainment, travel and similar items. The Company shall reimburse the Employee for all such expenses on the presentation by the Employee, from time to time, of an itemized account of such expenditures in accordance with the guidelines set forth by the Internal Revenue Service for travel and entertainment.

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7. Disability.

   (a) Should the Employee, by reason of illness or incapacity, be unable to perform his job for a period of up to and including a maximum of 3 months, the compensation payable to him for and during such period under this Agreement shall be unabated. The Board of Directors shall have the right to determine the incapacity of the Employee for the purposes of this provision, and any such determination shall be evidenced by its written opinion delivered to the Employee. Such written opinion shall specify with particularity the reasons supporting such opinion and be manually signed by at least a majority of the Board.

   (b) The Employee's compensation thereafter shall be reduced to zero. The Employee shall receive full compensation upon his return to employment and regular discharge of his full duties hereunder. Should the Employee be absent from his employment for whatever cause for a continuous period of more than 365 calendar days, the Company may terminate this Agreement and all obligations of the Company hereunder shall cease upon such termination.


8. Termination.

   (a) The Company may terminate this Agreement with cause at any time under immediate notice to the Employee thereof, and such notice having been given, this Agreement shall terminate in accordance therewith. For the purpose of this section, "cause" shall be defined as meaning such conduct by the Employee which constitutes in fact and/or law a breach of fiduciary duty or felonious conduct having the effect, in the opinion of the Board of Directors, of materially adversely affecting the Company and/or its reputation.

   (b) The Company may terminate this Agreement without cause by giving 90 days written notice to the Employee, and such notice having been given, this Agreement shall terminate in accordance therewith.

   (c) The Employee may terminate this Agreement without cause by giving 90 days written notice to the Company, and such notice having been given, this Agreement shall terminate in accordance therewith.

   (d) If the Employer terminates this agreement without cause, the Company shall pay the Employee a break-up fee of $20,000.00, equivalent to four
      (4) months fees.


9. Confidentiality.

The Employee shall not divulge to others any information he may obtain during the course of his employment relating to the business and finances of the Company without first obtaining written permission of the Company.



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10. Notices.

All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to John Dean Harper, 3140 Venture Drive, Las Vegas, Nevada 89101, or in the case of the Company: Absolute Glass Protection, Inc., 3140 Venture Drive, Las Vegas, Nevada 89101.


11. Assignment of Agreement.

No party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent to such assignment or transfer by the other party hereto; and all the provisions of this Agreement shall be binding upon the respective employees, delegates, successors, heirs and assigns of the parties.


12. Survival of Representations, Warranties and Covenants.

This Agreement and the representations, warranties, covenants and other agreements (however characterized or described) by both parties hereto and contained herein or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement and any inspection or investigation made at any time with respect to any thereof until any and all monies, payments, obligations and liabilities which either party hereto shall have made, incurred or become liable for pursuant to the terms of this Agreement shall have been paid in full.


13. Further Instruments.

The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.


14. Severability.

If any provisions of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.



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15. Waiver.

All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act of occurrence shall not be deemed to be a consent to any other act of occurrence.

16. General Provisions.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law principles. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties shall be exclusively brought in the United States District Court for the Southern District of Nevada or if such court lacks subject matter jurisdiction in the District Court of the State of Nevada, County of Clark. All parties to this Agreement waive the right to contest the jurisdiction or venue of either of such courts or to claim its is an inconvenient forum. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understanding relating to the subject matter hereof, and this Agreement may not be modified or amended or any term of provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver of discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. The Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ABSOLUTE GLASS PROTECTION, INC.

By: /s/ John Dean Harper
   ---------------------
Name:  John Dean Harper
Title: President

By: /s/ Christopher R. Stevens
   ---------------------------
Name: Christopher R. Stevens
Title: Secretary


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